Exhibit 10.1
AMENDMENT NO. 1
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This Amendment No. 1 (this “Amendment”), dated as of June 14, 2022, amends that certain Amended and Restated Employment Agreement (the “Agreement”), dated as of July 21, 2022, by and between Sema4 Holdings Corp., a Delaware corporation (the “Corporation”), and Dr. Eric Schadt (the “Executive”). All capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.
On April 29, 2022 (the “Closing Date”), the Corporation completed its acquisition of GeneDx, Inc. On the Closing Date, the Executive was appointed President and Chief Research & Development Officer of the Corporation, ceased serving as the Chief Executive Officer of the Corporation, and no longer reported directly to the Board of Directors. The changes to Executive’s job as of the Closing Date is hereinafter referred to as the “Employment Modifications”.
The Corporation and the Executive hereby agree to amend the provisions of the Agreement as follows:
1. The definition of “Good Reason” in Section 5.A of the Agreement is hereby amended to add the following to the end thereof:
; provided, further, however, that in the case of the Employment Modifications the period for Executive to provide notice of Good Reason shall extend from April 29, 2022 through April 28, 2023.
Except as otherwise set forth herein the Agreement will remain unmodified and in full force and effect.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the first day written above.
THE CORPORATION:
Sema4 Holdings Corp.
By: /s/ Joshua Ruch
Name:    Joshua Ruch
Title:    Chairman of the Compensation Committee of the Corporation
THE EXECUTIVE
By: /s/ Eric Schadt
Eric E. Schadt, PhD
[Signature Page to Amendment No. 1 to Dr. Eric Schadt Amended and Restated Employment Agreement]